UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2007
BRIGHTPOINT, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23494	35-1778566

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

2601 Metropolis Parkway, Suite 210, Plainfield, Indiana	46168

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 707-2355
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year
Item 5.03 (a)
On December 20, 2007, the Board of Directors (“Board”) of Brightpoint, Inc. (the “Company”) approved amendments to Article XVI of the Company’s By-laws to ensure that the Company’s securities are eligible for participation in the Direct Registration System administered by the Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates. The By-law amendments took effect upon adoption by the Company’s Board of Directors.
A copy of the amended Article XVI of the bylaws is attached to this Form 8-K as Exhibit (3.1) and is incorporated by reference.
ITEM 8.01. Other Events
On December 20, 2007, the Company’s Board, upon the recommendation of the Corporate Governance and Nominating Committee of the Board, approved the Board’s compensation plan for independent directors for the years 2008, 2009 and 2010. The Board’s independent director compensation will be paid entirely in cash as opposed to a combination of cash and equity. Each independent director, except for the Lead Independent Director, will receive an annual cash retainer of $120,000. In addition, the Chairs of the Audit, Compensation and Human Resources and Corporate Governance and Nominating Committees will receive additional annual fees of $80,000, $30,000 and $30,000, respectively. The Lead Independent Director will receive an annual cash retainer of $250,000, but will not be eligible to receive any additional compensation for Board service, including serving as Chair of a committee. The Board resolved to maintain this structure and these payment amounts for 2008, 2009 and 2010.
The Board also retained the requirement in its Corporate Governance Principles that each independent director must own a minimum of $200,000 worth of the Company’s Common Stock (the “Threshold Amount”), but revised the principles to require that the Threshold Amount must be achieved and maintained by the fourth anniversary of an independent director joining the Board.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibit
(3.1)	Amendments to the Company’s By-laws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
By:	/s/ Steven E. Fivel
Steven E. Fivel
Executive Vice President, General Counsel and Secretary

Date: December 20, 2007